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                                                                    EXHIBIT 23.4


                       CONSENT OF ROSEN CONSULTING GROUP

     We hereby consent to the use of our name and the references to the "Rosen Market Study" wherever appearing in the first amendment to the Registration Statement (Registration No. 333-101170) to be filed by Maguire Properties, Inc. on Form S-11 and the related Prospectus and any amendments thereto, including but not limited to the references to our company under the headings "Prospectus Summary," "Risk Factors," "Economic and Market Overview," "Business and Properties" and "Experts" in the Prospectus.

Dated: 1/28/2003


                                             Rosen Consulting Group


                                             By: /s/ KENNETH T. ROSEN
                                                 ----------------------------

                                             Name: Kenneth T. Rosen
                                                   --------------------------

                                             Title: Chairman
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